Exhibit 99.21

News Release

FOR IMMEDIATE RELEASE

Contacts:	Valerie Haertel (Investor Relations)	John Meyers (Media)
	(212) 969-6414	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

ALLIANCE CAPITAL ANNOUNCES THIRD QUARTER 2004 RESULTS

Alliance Capital Management Holding L.P. Announces Diluted Net Income of $0.52 per Unit
and Declares a $0.52 per Unit Cash Distribution

New York, NY, October 28, 2004 – Alliance Capital Management Holding L.P. (“Alliance Holding”) (NYSE: AC), and Alliance Capital Management L.P. (“Alliance Capital”), today reported results for the third quarter of 2004.

Alliance Holding (The Publicly Traded Partnership):

•       Diluted net income per Unit for the quarter ended September 30, 2004 was $0.52. As previously reported, Alliance Holding took a third quarter 2003 charge to income regarding the SEC/NYAG settlement for mutual fund matters and legal proceedings, which resulted in no net income per Unit for that period.

•       Distribution per Unit for the third quarter of 2004 is $0.52, a decline of 8.8% from $0.57 for the third quarter of 2003.  The distribution is payable on November 18, 2004 to holders of Alliance Holding Units at the close of business on November 8, 2004.

Alliance Capital (The Operating Partnership):

•       Assets Under Management (AUM) at September 30, 2004 were $487 billion, an 11.2% increase from a year ago, due primarily to equity market appreciation.

•       Average AUM was $480 billion for the quarter ended September 30, 2004, an increase of 11.3% from the same quarter a year ago.

•       Long-term net asset inflows for the three months ended September 30, 2004 were $4.7 billion. Institutional Investment Management and Private Client inflows were $5.5 billion and $1.2 billion, respectively, while Retail experienced net asset outflows of $2.0 billion.  Cash Management outflows were $0.6 billion.

•       Long-term net asset inflows for the twelve months ended September 30, 2004 were $3.3 billion.  Private Client and Institutional Investment Management experienced net asset inflows of $4.9 billion and

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$3.0 billion, respectively, which were partially offset by Retail net asset outflows of $4.6 billion. Cash Management outflows were $2.8 billion.

 “On the most important metric, investment returns for our clients, our third quarter results were mixed.  Returns were very strong in our global and international equity services and in our fixed income services throughout the world.  Returns were weak, however, in most large capitalization U.S. equity services,” said Lewis Sanders, Chief Executive Officer.

“Net flows of assets under management improved as compared to this year’s first and second quarters benefiting from additional business with AXA insurance affiliates and continued very strong growth in our value equity services, style blend services, private client service suite and in Regent, our managed account offering in the retail channel.  Our overall retail market share remained depressed, however, and U.S. growth services continued to experience attrition.

Profit margins were pressured in the third quarter by a high level of general and administrative expenses, in part a function of one-time items.  We anticipate that G&A expenses will remain high in the fourth quarter before declining somewhat in 2005.

Profit margins were also negatively affected by fee reductions in mutual funds and by a decline in transaction revenues and performance fees, both of which manifest high short-term volatility,” Mr. Sanders added.

Alliance Capital and Alliance Holding have also announced, in a separate news release, that Alliance Capital has entered into an agreement to sell its cash management business to Federated Investors, Inc. (“Federated”) (NYSE: FII).  “The sale of our cash management business is consistent with Alliance’s commitment to focus its resources on those services – value equity, growth equity and fixed income – that provide our clients with long-term solutions to their investment objectives, and take advantage of our core competencies and leadership in innovative, in-depth research,” said Mr. Sanders.

Alliance estimates that the sale will result in a capital gain of approximately $0.03-0.06 per Alliance Holding Unit upon the closing of the transaction in 2005.  Estimated contingent payments received from Federated in the five years following the closing are expected to be similar to the business’s anticipated profit contribution over that period.  The overall effect on earnings is, therefore, expected to be immaterial.

“Ultimately, success in our business rests on delivering superior investment performance to our clients.  With global investment platforms in growth equities, value equities and fixed income, enhanced by continuing innovations in research, we are confident that we can deliver on this imperative,” Mr. Sanders concluded.

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SUMMARY FINANCIAL RESULTS OF ALLIANCE CAPITAL MANAGEMENT L.P.
(THE OPERATING PARTNERSHIP)

($ millions)

	Three Months Ended			%
	9/30/04	9/30/03		Change

Revenues	$719	$699		2.8%

Expenses:
Operating Expenses	557	484		15.2
Charge for Mutual Fund Matters & Legal Proceedings	-	190	(1)	-100.0
	557	674		-17.3

Income Before Taxes	162	25		n/m

Income Taxes	9	6		50.1

Net Income	$153	$ 19	(1)	n/m

Pre-tax Margin (2)	22.5%	3.6%

(1)   The charge, net of taxes and other offsets, reduced net income by $146 million.

(2)   Pre-tax income as a percentage of revenues.

Note:  Percentages are calculated using revenues and expenses rounded to the nearest thousand.

•	Revenues and Expenses for the third quarter of 2004 were each increased by approximately $8 million from the effects of FIN 46 consolidations.

•

Revenues increased 2.8% to $719 million primarily as a result of higher investment advisory fees reflecting higher average AUM, partially offset by retail long-term open-end mutual fund fee reductions, lower transaction revenues and lower performance fees.

•

Operating Expenses increased 15.2% mainly as a result of higher incentive compensation from higher earnings, and higher general and administrative expenses from higher occupancy and legal costs, the closing of a mutual fund operations facility, the write down of NYSE memberships to reflect current value and the cost of complying with Sarbanes-Oxley.

CONFERENCE CALL INFORMATION RELATING TO THIRD QUARTER 2004 RESULTS

Alliance Capital’s management will review third quarter 2004 financial and operating results on Thursday, October 28, 2004, during a conference call at 5:00 p.m. (New York Time).  The call will be hosted by Chief Executive Officer, Lewis A. Sanders, and Chief Operating Officer, Gerald M. Lieberman. Parties interested in listening to the conference call may access it by either telephone or webcast.

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1.     To listen by telephone, please dial 888-428-4480 in the U.S. or 612-332-0107 outside the U.S., ten minutes before the 5:00 p.m. (New York Time) scheduled start time.  Please indicate access code “Alliance” when dialing in.

2.     To listen by webcast, please visit Alliance Capital’s Investor Relations website at http://ir.alliancecapital.com at least fifteen minutes prior to the call to download and install any necessary audio software.

The presentation slides that will be reviewed during the conference call are available on Alliance Capital’s website at the above web address.

A replay of the conference call will be made available for one week beginning at 8:00 p.m. (New York Time) October 28, 2004.  In the U.S. please call 800-475-6701 or for callers outside the U.S. 320-365-3844, and provide the access code 750117.  The replay will also be available via webcast on Alliance Capital’s website for one week.

ABOUT ALLIANCE CAPITAL

Alliance Capital is a leading global investment management firm providing services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios.  Through its Sanford C. Bernstein & Co., LLC subsidiary, Alliance provides in-depth research, portfolio strategy and trade execution to the institutional investment community.

At September 30, 2004, Alliance Holding owned approximately 31.6% of the issued and outstanding Alliance Capital Units. AXA Financial was the beneficial owner of approximately 57.8% of the issued and outstanding Alliance Capital Units at September 30, 2004 (including those held indirectly through its ownership of approximately 1.8% of the issued and outstanding Alliance Holding Units), which, including the general partnership interests in Alliance Capital and Alliance Holding, represent an approximate 58.3% economic interest in Alliance Capital. AXA Financial, Inc. is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.  Additional information may be found at www.alliancecapital.com.

Forward-Looking Statements

Certain statements provided by Alliance Capital and Alliance Holding in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of such factors include, but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital’s sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes

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in tax rates.  Alliance Capital and Alliance Holding caution readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; Alliance Capital and Alliance Holding undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.  For further information regarding these forward-looking statements and the factors that could cause actual results to differ, please refer to the Risk Factors section in Part I of Form 10-K for the year ended December 31, 2003.  Any or all of the forward-looking statements that we make in Form 10-K, this news release, or any other public statements we issue may turn out to be wrong.  It is important to remember that other factors besides those listed in the Risk Factors section of Form 10-K could also adversely affect our business, operating results or financial condition.

The forward-looking statements referred to in the preceding paragraph include statements regarding expected levels of general and administrative expenses and the overall effect on earnings of the sale of Alliance Capital’s cash management business to Federated.  General and administrative expenses, including occupancy costs, legal fees, compliance with the Sarbanes-Oxley Act of 2002, insurance recoveries and various other expenses, fluctuate from period to period due to changes in business needs and other factors.  The effect of the sale on earnings resulting from contingent payments in future periods will depend on the amount of net revenue earned by Federated, which in turn will depend on the levels of assets under management generated in Federated’s products by Alliance Capital’s former cash management clients.  The amount of capital gain realized upon closing the transaction depends on an initial payment by Federated, some of which, in certain circumstances, would need to be returned to Federated.

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ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

SUMMARY CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands)

	Three Months Ended
	9/30/04	9/30/03
Revenues:
Investment Advisory & Services Fees	$498,676	$479,589
Distribution Revenues	108,673	112,627
Institutional Research Services	74,223	72,407
Shareholder Servicing Fees	20,867	23,945
Other Revenues, Net	16,775	10,829

	719,214	699,397

Expenses:
Employee Compensation & Benefits	261,133	200,058
Promotion & Servicing:
Distribution Plan Payments	90,415	94,642
Amortization of Deferred Sales Commissions	43,262	52,460
Other	44,168	41,101
General & Administrative	107,172	84,555
Interest	6,339	6,302
Amortization of Intangible Assets	5,175	5,175
Charge for Mutual Fund Matters and Legal Proceedings	---	190,000

	557,664	674,293

Income Before Income Taxes	161,550	25,104

Income Taxes	8,882	5,916

NET INCOME	$152,668	$ 19,188

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ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.

(THE PUBLICLY TRADED PARTNERSHIP)

SUMMARY STATEMENTS OF INCOME

(unaudited, in thousands except per Unit amounts)

	Three Months Ended
	9/30/04	9/30/03

Equity in Earnings of Operating Partnership	$47,701	$5,849

Income Taxes	5,943	5,577

NET INCOME	41,758	272

Additional Equity in Earnings of OperatingPartnership (1)	470	8

NET INCOME – Diluted (2)	$42,228	$ 280

DILUTED NET INCOME PER UNIT	$ 0.52	$ 0.00

DISTRIBUTIONS PER UNIT	$ 0.52	$ 0.57

(1)   To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.

(2)   For calculation of Diluted Net Income per Unit.

ALLIANCE CAPITAL AND ALLIANCE HOLDING

UNITS AND WEIGHTED AVERAGE UNITS OUTSTANDING

SEPTEMBER 30, 2004

		Weighted Average Units
		Three Months Ended
	Period Ending Units Outstanding	Basic	Diluted
Alliance Capital	253,439,599	253,350,149	254,674,342

Alliance Holding	80,045,756	79,956,307	81,280,500

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ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

ASSETS UNDER MANAGEMENT

THREE MONTHS ENDED SEPTEMBER 30, 2004

($ millions)

	Institutional Investment Management	Retail	Private Client	Total
Beginning of Period	$271,790	$153,723	$55,098	$480,611
Long-Term Flows
Sales/New accounts	6,973	4,688	1,850	13,511
Redemptions/Terminations	(5,974)	(5,648)	(383)	(12,005)
Cash flow	4,477	(824)	(88)	3,565
Unreinvested dividends	(1)	(204)	(131)	(336)
Net new long-term inflows(outflows)	5,475	(1,988)	1,248	4,735
Cash Management, net	-	(614)	-	(614)
Market appreciation	1,788	128	329	2,245
End of Period	$279,053	$151,249	$56,675	$486,977

ALLIANCE CAPITAL MANAGEMENT L.P.
(THE OPERATING PARTNERSHIP)
ASSETS UNDER MANAGEMENT
TWELVE MONTHS ENDED SEPTEMBER 30, 2004
($ millions)

	Institutional Investment Management	Retail	Private Client	Total
Beginning of Period	$245,376	$145,580	$46,808	$437,764
Long-Term Flows
Sales/New accounts	31,373	23,413	8,160	62,946
Redemptions/Terminations	(26,438)	(26,627)	(2,282)	(55,347)
Cash flow	(1,925)	(602)	(750)	(3,277)
Unreinvested dividends	(1)	(802)	(209)	(1,012)
Net new long-term inflows(outflows)	3,009	(4,618)	4,919	3,310
Cash Management, net	-	(2,795)	-	(2,795)
Market appreciation	30,668	13,082	4,948	48,698
End of Period	$279,053	$151,249	$56,675	$486,977

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ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

ASSETS UNDER MANAGEMENT

($ millions)

	Three Month Period
	9/30/04	9/30/03

Average Assets Under Management	$479,946	$431,282

Ending Assets Under Management	$486,977	$437,764

ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

ASSETS UNDER MANAGEMENT

BY INVESTMENT ORIENTATION

AT SEPTEMBER 30, 2004

($ millions)

	Institutional Investment Management	Retail	Private Client	Total
Equity:
Growth
U.S.	$ 44,154	$ 32,801	$ 6,701	$ 83,656
Global & International	22,554	10,102	3,431	36,087
	66,708	42,903	10,132	119,743
Value
U.S.	54,642	28,227	27,805	110,674
Global & International	46,946	8,554	6,262	61,762
	101,588	36,781	34,067	172,436
Total Equity	168,296	79,684	44,199	292,179

Fixed Income:
U.S.	52,071	47,269	12,284	111,624
Global & International	36,561	19,612	125	56,298
	88,632	66,881	12,409	167,922

Passive:
U.S.	17,248	4,480	67	21,795
Global & International	4,877	204	-	5,081
	22,125	4,684	67	26,876
Total:
U.S.	168,115	112,777	46,857	327,749
Global & International	110,938	38,472	9,818	159,228
	$279,053	$151,249	$56,675	$486,977

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ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

ASSETS UNDER MANAGEMENT

BY INVESTMENT VEHICLE

AT SEPTEMBER 30, 2004

($ millions)

	Institutional Investment Management	Retail	Private Client	Total
Separately Managed Accounts
Parent	$ 54,469	$ -	$ -	$ 54,469
Other (1)	222,505	8,527	39,054	270,086
	276,974	8,527	39,054	324,555

Mutual Funds
Parent (2)	47	36,893	-	36,940
Other	2,032	105,829	17,621	125,482
	2,079	142,722	17,621	162,422

Total	$279,053	$151,249	$56,675	$486,977

(1)          Retail separately managed accounts represent assets in managed account products.

(2)          Parent includes certain mutual funds sponsored by Alliance Capital’s parent and sub-advised by Alliance Capital.

ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

ASSETS UNDER MANAGEMENT

BY LOCATION (1)

AT SEPTEMBER 30, 2004

($ millions)

	Institutional Investment Management	Retail	Private Client	Total
U.S. Clients	$185,839	$134,122	$55,259	$375,220
Non-U.S. Clients	93,214	17,127	1,416	111,757
	$279,053	$151,249	$56,675	$486,977

(1) Categorized by country domicile of client.